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EXHIBIT 10.1

AGREEMENT
CONCERNING THE EXCHANGE OF SECURITIES
OF
LEOPARD HOLDINGS, INC.
FOR ALL OF THE ASSETS AND LIABILITIES OF
PASSPORT - A TASTE OF EUROPE, INC.

i

4.1	—	Investigative Rights	4
4.2	—	Conduct of Business	5
ARTICLE V—CONDITIONS PRECEDENT TO LHI'S PERFORMANCE			5
5.1	—	Conditions	5
5.2	—	Accuracy of Representations	5
5.3	—	Performance	5
5.4	—	Absence of Litigation	5
5.5	—	Officer's Certificate	5
5.6	—	Corporate Action	5
ARTICLE VI—CONDITIONS PRECEDENT TO PPT'S PERFORMANCE			5
6.1	—	Conditions	5
6.2	—	Accuracy of Representations	6
6.3	—	Performance	6
6.4	—	Absence of Litigation	6
6.5	—	Officer's Certificate	6
6.6	—	Directors of LHI.	6
6.7	—	Officers of LHI.	6
6.8	—	Corporate Action	6
ARTICLE VII—CLOSING			6
7.1	—	Closing	6
ARTICLE VIII—COVENANTS SUBSEQUENT TO THE CLOSING DATE			7
8.1	—	Registration and Listing	7
ARTICLE IX—MISCELLANEOUS			7
9.1	—	Captions and Headings	7
9.2	—	No Oral Change	7
9.3	—	Non-Waiver	7
9.4	—	Time of Essence	7
9.5	—	Entire Agreement	7
9.6	—	Choice of Law	7
9.7	—	Counterparts	7
9.8	—	Notices	7
9.9	—	Binding Effect	8
9.10	—	Mutual Cooperation	8
9.11	—	Finders	8
9.12	—	Announcements	8
9.13	—	Expenses	8
9.14	—	Survival of Representations and Warranties	8
9.15	—	Exhibits	8
9.16	—	Legal Counsel	8
		Signatures	8
EXHIBITS
		PPT Balance Sheet	Exhibit 1.1

ii

AGREEMENT

        AGREEMENT effective this 19th day of June 2003, by and between LEOPARD HOLDINGS, INC., a Texas corporation ("LHI"), and PASSPORT- A TASTE OF EUROPE, INC., a Florida corporation ("PPT"),

        WHEREAS, LHI desires to acquire all of the assets and liabilities of PPT from PPT in exchange for newly issued unregistered shares of common stock of LHI; and

        WHEREAS, PPT desires to sell all of its assets and liabilities to LHI pursuant to the terms of this Agreement.

        NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

ARTICLE I
Purchase of Assets of PPT

        1.1    Issuance of Securities.    Subject to the terms and conditions of this Agreement, LHI agrees to issue 8,010,938 fully paid and nonassessable unregistered shares of LHI's $.001 par value common stock (the "LHI Shares") and 623,318 common stock purchase warrants exercisable at $6.40 per share until June 19, 2008 for all the assets and liabilities of PPT as set forth in Exhibit 1.1 (the "PPT Purchase").

        1.2    Corporate Action by LHI.    Following the closing date of this Agreement (the "Closing Date"), LHI will change its name to "Passport Restaurants, Inc."

        1.3    Exemption from Registration.    The parties hereto intend that the LHI common stock to be issued to PPT shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder.

ARTICLE II
Representations and Warranties of PPT

        PPT hereby represents and warrants to LHI that:

        2.1    Organization.    PPT is a corporation duly organized, validly existing and in good standing under the laws of in the state of Florida, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

        2.2    Capital.    The authorized capital stock of PPT consists of 100,000,000 authorized shares of $.0001 par value common stock, of which 64,000,000 shares of common stock are outstanding, 3,989,234 outstanding warrants exercisable at $1.00 per share. All of the outstanding common stock of PPT is duly and validly issued, fully paid and nonassessable. There are no other outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or other commitments obligating PPT to issue or to transfer from treasury any additional shares of its capital stock of any class.

        2.3    Subsidiaries.    PPT does not have any subsidiaries or own any interest in any other enterprise.

        2.4    Directors and Officers.    The names and titles of the directors and officers of PPT as of the date of this Agreement are as follows: Christopher R. Thomas, Chief Executive Officer and President; Roland Czekelius, Vice-President—Operations; Michael Vogel, Controller and Asst. Secretary; and Alfred Harle, Director.

        2.5    Financial Statements.    PPT has furnished its balance sheet as of April 20, 2003 included herein as Exhibit 1.1.

        2.6    Absence of Changes.    There have been no material changes in PPT's operations since April 20, 2003.

        2.7    Absence of Undisclosed Liabilities.    PPT has no undisclosed liabilities as of the date of this Agreement not included in Exhibit 1.1.

        2.8    Tax Returns.    PPT has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit 1.1 are adequate for the periods indicated. There are no present disputes as to taxes of any nature payable by PPT.

        2.9    Investigation of Financial Condition.    Without in any manner reducing or otherwise mitigating the representations contained herein, LHI, its legal counsel and accountants shall have the opportunity to meet with PPT' accountants and attorneys to discuss the financial condition of PPT. PPT shall make available to LHI all books and records of PPT.

        2.10    Proprietary Rights.    PPT owns all proprietary information and other rights necessary or material to conduct its business.

        2.11    Compliance with Laws.    PPT has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws.

        2.12    Litigation.    PPT is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of PPT, threatened against or affecting PPT or its business, assets or financial condition. PPT is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. PPT is not engaged in any material litigation to recover monies due to it.

        2.13    Authority.    The Board of Directors and shareholders of PPT have authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and PPT has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of PPT and is enforceable in accordance with its terms and conditions.

        2.14    Ability to Carry Out Obligations.    The execution and delivery of this Agreement by PPT and the performance by PPT of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which PPT is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of PPT, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of PPT.

        2.15    Full Disclosure.    None of the representations and warranties made by PPT herein or in any exhibit, certificate or memorandum furnished or to be furnished by PPT, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

        2.16    Assets.    As of April 20, 2003 PPT's total assets were $1,540,635.

        2.17    Material Contracts.    PPT does not have any material contracts.

        2.18    Indemnification.    PPT agrees to indemnify, defend and hold LHI harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, or result from (i) any breach by PPT in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by PPT under this Agreement or (ii) any untrue statement made by PPT in this Agreement.

        2.19    Criminal or Civil Acts.    For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of PPT has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission proceeding.

        2.20    Restricted Securities.    PPT acknowledges that the LHI Shares issued by LHI hereunder are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Act.

ARTICLE III
Representations and Warranties of LHI

        LHI represents and warrants to PPT that:

        3.1    Organization.    LHI is a corporation duly organized, validly existing and in good standing under the laws of Texas, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

        3.2    Capital.    The authorized capital stock of LHI on the Closing Date will consist of (i) 60,000,000 shares of $.001 par value common stock and 10,000,000 shares of no par value preferred stock, of which 1,200,000 shares are currently outstanding and 10,000,000 shares of common stock will be issued and outstanding following the Closing Date. All of LHI's outstanding securities are duly and validly issued, fully paid and nonassessable. There are no other outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating LHI to issue or to transfer from treasury any additional shares of its capital stock of any class except shares issuable under this Agreement.

        3.3    Subsidiaries.    LHI does not have any subsidiaries or own any interest in any other enterprise.

        3.4    Directors and Officers.    The names and titles of the directors and officers of LHI are: William J. Gallagher, President and Director; and Joseph Fazzone, Executive Vice President and Director.

        3.5    Absence of Undisclosed Liabilities.    LHI has no liabilities.

        3.6    Tax Returns.    Within the times and in the manner prescribed by law, LHI has filed all state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

        3.7    Investigation of Financial Condition.    Without in any manner reducing or otherwise mitigating the representations contained herein, PPT, its legal counsel and accountants shall have the opportunity to meet with LHI's accountants and attorneys to discuss the financial condition of LHI. LHI shall make available to PPT all books and records of LHI.

        3.8    Proprietary Rights.    LHI does not have any patents, trademarks, service marks, trade names or copyrights.

        3.9    Compliance with Laws.    LHI has complied with, and is not in violation of, applicable federal, state or local statutes, laws or regulations including federal and state securities laws.

        3.10    Litigation.    LHI is not a defendant in any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of LHI, threatened against or affecting LHI or its business, assets or financial condition. LHI is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. LHI is not engaged in any material litigation to recover monies due to it.

        3.11    Authority.    The Board of Directors of LHI has authorized the execution of this Agreement and the transactions contemplated herein, and LHI has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of LHI, and is enforceable in accordance with its terms and conditions.

        3.12    Ability to Carry Out Obligations.    The execution and delivery of this Agreement by LHI and the performance by LHI of its obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw or other agreement or instrument to which LHI is a party, or by which it may be bound, nor will any consents or authorization of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of LHI, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of LHI.

        3.13    Full Disclosure.    None of the representations and warranties made by LHI herein, or in any exhibit, certificate or memorandum furnished or to be furnished by LHI or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

        3.14    Assets.    LHI has no assets.

        3.15    Material Contracts.    LHI has no material contracts.

        3.16    Indemnification.    LHI agrees to indemnify, defend and hold PPT harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that it shall incur or suffer, which arise out of, or result from (i) any breach by LHI in performing any of its covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by LHI under this Agreement, or (ii) any untrue statement made by LHI in this Agreement.

        3.17    Criminal or Civil Acts.    For a period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of LHI has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission judgment or decree, or is currently the subject to an investigation in connection with any felony crime or Commission proceeding

ARTICLE IV
Covenants Prior to the Closing Date

        4.1    Investigative Rights.    Prior to the Closing Date, each party shall provide to the other party, and such other party's counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

        4.2    Conduct of Business.    Prior to the Closing Date, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business. Neither party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the normal course of business. Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

ARTICLE V
Conditions Precedent to LHI's Performance

        5.1    Conditions.    LHI's obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article V. LHI may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by LHI of any other condition of or any of LHI's other rights or remedies, at law or in equity, if PPT shall be in default of any of its representations, warranties or covenants under this Agreement.

        5.2    Accuracy of Representations.    Except as otherwise permitted by this Agreement, all representations and warranties by PPT in this Agreement or in any written statement that shall be delivered to LHI by PPT under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

        5.3    Performance.    PPT shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

        5.4    Absence of Litigation.    No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against PPT on or before the Closing Date.

        5.5    Officer's Certificate.    PPT shall have delivered to LHI a certificate dated the Closing Date signed by the Chief Executive Officer of PPT certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article II are true and correct as of the Closing Date.

        5.6    Corporate Action.    PPT shall have obtained the approval of its shareholders for the transaction contemplated by this Agreement.

ARTICLE VI
Conditions Precedent to PPT' Performance

        6.1    Conditions.    PPT's obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article VI. PPT may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by PPT of any other condition of or any of PPT' rights or remedies, at law or in equity, if LHI shall be in default of any of its representations, warranties or covenants under this Agreement.

        6.2    Accuracy of Representations.    Except as otherwise permitted by this Agreement, all representations and warranties by LHI in this Agreement or in any written statement that shall be delivered to PPT by LHI under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

        6.3    Performance.    LHI shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

        6.4    Absence of Litigation.    No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against LHI on or before the Closing Date.

        6.5    Officer's Certificate.    LHI shall have delivered to PPT a certificate dated the Closing Date signed by the Chief Executive Officer of LHI certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

        6.6    Directors of LHI.    On the Closing Date, the Board of Directors of LHI shall elect Christopher R. Thomas, Alfred Harle and Clyde Culp to LHI's Board of Directors and shall themselves then resign as directors.

        6.7    Officers of LHI.    On the Closing Date, the newly constituted Board of Directors of LHI shall elect such officers of LHI as they shall determine.

        6.8    Corporate Action.    Within 30 days following the Closing Date, LHI will take the corporate action described in Section 1.2, above.

ARTICLE VII
Closing

        7.1    Closing.    The Closing of this Agreement shall be held at the offices of Jag Capital, Inc. on June 30, 2003. At the Closing:

  (a)
  LHI shall deliver (i) 8,010,938 shares of LHI's common stock and 623,318 common stock purchase warrants to acquire PPT's assets and liabilities and (ii) 205,000 shares of LHI's common stock pursuant to paragraph 9.11;

  (b)
  LHI shall deliver (i) the officer's certificate described in Section 6.5 and (ii) a signed consent and/or minutes of its directors approving this Agreement and each matter to be approved under this Agreement;

  (c)
  PPT shall deliver (i) the officer's certificate described in Section 5.5 and (ii) a signed consent and/or minutes of its shareholders and directors approving this Agreement and each matter to be approved under this Agreement.

ARTICLE VIII
Covenants Subsequent to the Closing Date

        8.1    Registration and Listing.    Following the Closing Date, LHI shall also use its best efforts to promptly:

  (a)
  List LHI's common stock on the OTC Bulletin Board and in Standard & Poor's OTC or corporate manual;

  (b)
  Maintain a continuous listing of LHI's common stock on the Electronic    Bulletin Board.

ARTICLE IX
Miscellaneous

        9.1    Captions and Headings.    The article and paragraph headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

        9.2    No Oral Change.    This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

        9.3    Non-Waiver.    The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

        9.4    Time of Essence.    Time is of the essence of this Agreement and of each and every provision hereof.

        9.5    Entire Agreement.    This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

        9.6    Choice of Law.    The laws of the state of Florida shall govern this Agreement and its application.

        9.7    Counterparts.    This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        9.8    Notices.    All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

LHI:	Leopard Holdings, Inc. 1250 NE Loop 410, Suite 335 San Antonio, Texas 78209 Attn: William J. Gallagher, CEO
PPT:	PASSPORT A TASTE OF EUROPE, INC. 36 Cordage Park Circle, Suite 301 Plymouth, MA 12360 Attn: Christopher R. Thomas, CEO

        9.9    Binding Effect.    This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

        9.10    Mutual Cooperation.    The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

        9.11    Finders.    LHI shall issue 205,000 shares of its unregistered common stock to Jag Capital, Inc. as a finder's fee.

        9.12    Announcements.    The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

        9.13    Expenses.    Each party will bear their own expenses incurred in connection with this Agreement.

        9.14    Survival of Representations and Warranties.    The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing, including but not limited to the covenants set forth in Article VIII, above, and this Article IX.

        9.15    Exhibits.    As of the execution hereof, the parties have provided each other with the Exhibits described herein. Any material changes to the Exhibits shall be immediately disclosed to the other party.

        9.16    Legal Counsel.    LHI and PPT have retained such counsel, as each deemed appropriate to review this Agreement.

        In witness whereof, the parties have executed this Agreement on the date indicated above.

LEOPARD HOLDINGS, INC.		PASSPORT-A TASTE OF EUROPE, INC.
By:	William J. Gallagher, President	By:	Christopher R. Thomas, President

EXHIBIT 1.1

PPT BALANCE SHEET AS OF APRIL 20, 2003

Apr 20, 03
ASSETS
Current Assets
Checking/Savings
1005—Cash—Fleet—Petty Cash	579.87
1010—Cash—Fleet Corporate	15,135.66
1020—Cash—Fleet- MIT Act-4212	6,928.58
1021—Cash—Fleet Chelsea Act-5404	60.10
1022—Cash—Fleet Cordage Act-5391	60.10
1075—Cash Drawer—MIT	2,500.00

Total Checking/Savings	25,264.31
Other Current Assets
1150—Advances—Kebab USA	18,064.23
1151—Advances to Employees	8,463.02
1300—Inventory
1310—Food	13,391.00

Total 1300—Inventory	13,391.00

Total Other Current Assets	39,918.25

Total Current Assets	65,182.56
Fixed Assets
1500—Furniture, Fixtures & Equipment
1510—Equipment	340,307.01
1520—Furniture and fixtures	52,872.04
1530—Leasehold Improvements	1,045,914.11
1540—Automobiles	28,994.00

Total 1500—Furniture, Fixtures & Equipment	1,468,087.16
1600—Accumulated Depreciation
1610—Accum Deprec—Equipment	(19,693.00)
1620—Accum Deprec—F&F	(5,335.00)
1630—Accum Deprec—Leasehold	(7,756.00)
1640—Accum Deprec—Autos	(3,530.00)

Total 1600—Accumulated Depreciation	(36,314.00)

Total Fixed Assets	1,431,773.16
Other Assets
1810—Security Deposits	39,755.25
1830—Trademark	3,925.00

Total Other Assets	43,680.25

TOTAL ASSETS	1,540,635.97

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
2000—Accounts Payable	346,488.69

Total Accounts Payable	346,488.69
Other Current Liabilities
2300—Accrued Expenses	7,151.00
2310—Accrued Labor Costs	21,718.25
2320—Accrued interest	28,096.67
2360—Accrued Rent	6,623.25
2350—Meals Taxes Payable	709.30

Total Other Current Liabilities	64,298.47

Total Current Liabilities	410,787.16
Long Term Liabilities
2600—Note Payable—Kebab USA, Inc.	1,951,800.00

Total Long Term Liabilities	1,951,800.00

Total Liabilities	2,362,587.16
Equity
2900—Capital Stock (Capital Stock)	100.00
2980—Retained Earnings (Retained Earnings)	(466,040.18)
Net Income	(356,011.01)

Total Equity	(821,951.19)

TOTAL LIABILITIES & EQUITY	1,540,635.97

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  EXHIBIT 10.1
AGREEMENT CONCERNING THE EXCHANGE OF SECURITIES OF LEOPARD HOLDINGS, INC. FOR ALL OF THE ASSETS AND LIABILITIES OF PASSPORT - A TASTE OF EUROPE, INC.
INDEX
AGREEMENT
EXHIBIT 1.1 PPT BALANCE SHEET AS OF APRIL 20, 2003